EXHIBIT 21

                                  EMBREX, INC.
                                  SUBSIDIARIES

                                                              Jurisdiction of
Name                                                           Organization
----                                                          ---------------

Embrex Europe Limited                                         United Kingdom

Embrex Sales, Inc.                                            North Carolina



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